VAN KAMPEN CONVERTIBLE SECURITIES FUND INC PREC14A
Filing Date: 5/2/00


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 TYPE:  PREC14A
 SEQUENCE:  1


                          SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as
                                            permitted
                                            by Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
               VAN KAMPEN CONVERTIBLE SECURITIES FUND, INC.
------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)
                             Ralph W. Bradshaw
------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ______________________________________________________
          (4)    Proposed maximum aggregate value of transaction:
                 ______________________________________________________
          (5)    Total fee paid:_______________________________________
 [   ]     Fee paid previously with preliminary materials.



[   ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.   Identify the previous filing by
registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
             _______________________________________
       (2)   Form, Schedule or Registration Statement No.:
             _______________________________________
       (3)   Filing Party:
             _______________________________________
       (4)   Date Filed:
             _______________________________________


                    Ralph W. Bradshaw
         One West Pack Square, Suite 750, Asheville, NC  28801
               828-255-4833  Fax: 828-255-4834


Dear Fellow Stockholders:

As a stockholder in Van Kampen Convertible Securities Fund (the "Fund"), I am concerned with the persistent discount from Net Asset Value("NAV")at which shares of the Fund have traded. As the following graph shows, the problem has continued to grow worse in recent years.

The Growing Van Kampen Convertible Securities Fund Discount Problem 12/31/1995 12/31/1996 12/31/1997 12/31/1998 12/31/1999
-12.4%       -12.6%       -12.9%      -16.7%     -23.9%

Recent erosion of the dividend and volatility in the price are further evidence of a need for change in direction. I believe that it is now time for the Fund to take effective steps to address its discount problems.

To help give stockholders a stronger voice on matters affecting the value of their investments in the Fund at the 2000 Meeting of Stockholders, I intend to nominate myself and two other individuals as candidates for election as trustees of the Fund. The meeting will be held on ___________, 2000.

I am committed to exploring and implementing measures intended to increase the market price of your shares. If elected, we would encourage the Board of Trustees to consider and to implement a variety of actions designed to enhance stockholder value.

An obvious example would be significant perpetual repurchases of shares in the market whenever they are trading at a discount. These repurchases would have the effect of increasing NAV per share and the likely effect of reducing the discount and increasing the yield per share. This could be accomplished without any additional portfolio risk.

Effective methods of enhancing the market value of the shares are likely to reduce the size of the fund and the corresponding management fees. For this reason, most fund managers are reluctant to engage in aggressive share repurchase programs. However, the shareholders of the fund need to evaluate their own interests and decide if those interests could be better served by more independence on the Board.

Our perspective is independent from that of trustees affiliated with or nominated by the existing management. If elected, we will bring a range of experience gained as active directors on several closed-end fund boards.
I believe that the benefits of cost control, investment focus, and responsiveness to shareholder concerns that are being undertaken in these other funds will also be beneficial to the shareholders of Van Kampen Convertible Securities Fund.

I believe that neither the manager of the Fund nor the Fund's Board of Trustees have taken effective steps to address the discount problem. Our election would be an effective way to assure that stockholder interests are given primary consideration.

Over the years, the market price has continued to be affected by a persistent double digit discount. On December 31, 1999, when the market price of the shares was $25.875, the net asset value of the shares was $33.992, representing a discount of $8.117 per share or a +31.4% immediate gain to the shareholders if the discount were eliminated. More recently, the discount on ________2000 was ____% and an elimination of the discount represented an +______% gain. In my opinion, the leadership of our Fund needs to hear an independent voice for improvement.


There should be no illusion that the voice of a minority group of trustees on a board is enough to force improvement. However, the election of independent representatives serves as a catalyst for change by sending an unmistakable message that the status quo is unacceptable to the owners of the Fund.

I do not intend to spend a lot of money on expensive lawyers, multiple mailings, and proxy solicitors who will call you on the telephone and try to influence your vote. Please send a message to our Fund's management by voting on and returning the green proxy card.

Please read the attached Proxy Statement carefully. It contains additional information about issues that will be raised at the Fund's annual meeting.


To enable us to vote your shares on these issues, PLEASE MARK, SIGN, and DATE AND RETURN THE ENCLOSED [GREEN] PROXY CARD IN THE POSTAGE PAID ENVELOPE THAT HAS BEEN PROVIDED. You may vote on all proposals contained in the Fund's [WHITE] proxy card by using the enclosed [GREEN] proxy card. Instructions for executing the [GREEN] proxy card follow below.

If you have already returned the [WHITE] proxy card sent to you by the Fund, you may revoke that proxy and vote for our nominees and proposals by marking, signing, dating and mailing a later dated [GREEN] proxy card.

AFTER SUBMITTING A [GREEN] PROXY CARD, PLEASE DO NOT RETURN A [WHITE] PROXY CARD (EVEN IF YOU ARE VOTING AGAINST THE NOMINEES NAMED IN THE FUND'S PROXY STATEMENT). DOING SO WILL REVOKE YOUR [GREEN] PROXY CARD.

If you have any questions, please call me at (828) 255-4833

Sincerely yours,



Ralph W. Bradshaw



TO SUPPORT THESE EFFORTS TO ENHANCE STOCKHOLDER VALUE, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED [GREEN] PROXY CARD USING THE ENCLOSED POSTAGE PAID ENVELOPE.


VOTING INFORMATION

You may vote on all of the matters contained in the Fund's proxy statement by completing and returning the enclosed [GREEN] proxy card. The Fund's proxy materials include additional information.

The Soliciting Shareholder is not making any recommendation as to how you should vote on ratification of the selection of the Fund's independent auditors.

A [GREEN] proxy card that is returned to the Soliciting Shareholder or its agent will be voted as you indicate on the card. If a [GREEN] proxy card is returned without indicating how to vote on a matter, your shares will be voted FOR the election of Ralph W. Bradshaw, William A. Clark, and Andrew Strauss as Trustees, and will ABSTAIN on the proposals to ratify the selection of the Fund's independent accountant. All other stockholder proposals contained in this proxy or introduced at the meeting for which you have not indicated your preference will be voted at the time of the meeting by the Soliciting Shareholder in accordance with the best interests of the stockholders in the sole judgement and opinion of the Soliciting Shareholder.

If you have already returned the [WHITE] proxy card that was sent to you by the Fund, you may revoke that proxy and vote for the Soliciting Shareholder's nominees by marking, signing, dating and mailing a later dated [GREEN] proxy card.

Completing and returning a [WHITE] proxy card, even to vote against the nominees named in the Fund's proxy statement, after you return the enclosed [GREEN] proxy card will revoke the proxy given in the [GREEN] card.

Therefore, DO NOT return a [WHITE] proxy card after returning the [GREEN] card, unless you wish to completely cancel ALL of your choices on the [GREEN] proxy card.


                         PROXY STATEMENT IN OPPOSITION
                TO SOLICITATION BY THE BOARD OF TRUSTEES OF
                VAN KAMPEN CONVERTIBLE SECURITIES FUND, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                         To be held on _____________, 2000

This proxy statement and the enclosed [GREEN] proxy card are being furnished to holders of record on ____________, 2000 (the "Record Date") of shares of common stock ("Common Stock")of Van Kampen Convertible Securities Fund, Inc. (the "Fund")by Ralph W. Bradshaw(the "Soliciting Shareholder"), in connection with the solicitation of proxies by the Soliciting Shareholder for use at the 2000 Annual Meeting of the Fund to be held _____________ on ____________, 2000 at ____________________ and any adjournment or adjournments thereof. The Soliciting Shareholder is soliciting a proxy to vote your shares at the 2000 Annual Meeting of Stockholders of the Fund and at any and all adjournments or postponements of the meeting.

INTRODUCTION

This proxy statement and the enclosed [GREEN] proxy card are first being sent to stockholders of the Fund on or about __________________ for the following purposes:

(1) to elect three trustees of the Fund, each to hold office for the term indicated and until his successor shall have been elected and qualified;

(2) to consider and act upon a proposal to ratify the appointment of _______________________________ for the fiscal year ending December 31, 2000; and

(3) to consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.


With respect to these matters, the Soliciting Shareholder is soliciting a proxy to vote your shares:

 - IN FAVOR of the election of the persons whom the Soliciting Shareholder intends to nominate for election as trustee of the Fund;

and the Soliciting Shareholder is making no recommendation on how shares should be voted on Item 2, the ratification of the selection of the Fund's independent auditors, and will ABSTAIN if no preference is indicated.

How Proxies Will Be Voted

All of the proposals scheduled by the Fund to be voted on at the meeting are included in the enclosed [GREEN] proxy card. If you wish to vote IN FAVOR of these nominees, and FOR any other proposal, you may do so by completing and returning a [GREEN] proxy card.

If you return a [GREEN] proxy card to the Soliciting Shareholder or its agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of the nominees named in this proxy. If you do not indicate how to vote on the ratification of the selection of the Fund's independent auditors, your shares will be voted TO ABSTAIN on that matter. All other proposals introduced at the meeting will be voted at the time of the meeting by the Soliciting Shareholder in accordance with the best interests of the stockholders, in the sole judgement and opinion of the Soliciting Shareholder. If you return a [GREEN] proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the meeting. These may include, among other things, matters relating to the conduct of the meeting and proposals of other stockholders.


Voting Requirements

Only stockholders of record on the Record Date are entitled to vote at the meeting. According to the Fund's proxy statement, as of ____________, 2000, there were __________ issued and outstanding shares of common stock of the Fund. Shareholders will be entitled to one vote for each share held. Only shareholders of record at the close of business on ___________, 2000 will be entitled to vote at the Meeting. Trustees of the Fund are elected by a plurality of the votes cast.

Ratification of the selection of the Fund's independent auditors requires the affirmative vote of a simple majority of shares present and voting at the Meeting.


In tallying stockholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the meeting, but neither abstentions nor broker non-votes will be considered votes cast for any purposes at the Meeting. The three nominees receiving the largest number of votes will be elected to serve as trustees of the Fund.


If a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve any stockholder proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. Any adjournment will require the affirmative vote of a majority of those shares present at the meeting in person or by proxy. As I believe is permissible under state law, the proxies may also temporarily decline to attend the Meeting, thereby preventing a quorum in order to solicit additional proxies or for any other legal reason. If an adjournment of the meeting is proposed, the person named as proxy on the [GREEN] proxy card will vote for or against such adjournment in his discretion.



Revocation of Proxies

You may revoke any proxy you give to management or the Soliciting Shareholder At any time prior to its exercise in the following ways:

Deliver a written revocation of your proxy to the Secretary of the Fund;

Execute and deliver a later dated proxy to the Soliciting Shareholder or to the Fund or our respective agents; or

Vote in person at the meeting. (Attendance at the meeting will not in and of itself revoke a proxy.)

There is no limit on the number of times you may revoke your proxy prior to the meeting. Only the latest dated, properly signed proxy card will be counted.

INFORMATION CONCERNING THE SOLICITING SHAREHOLDER


The address of the Soliciting Shareholder is One West Pack Square, Suite 750, Asheville, NC 28801.

As of the Record Date, the Soliciting Shareholder has the beneficial ownership of _______ shares of Common Stock of the Fund.

Exhibit 1 to this proxy statement contains a schedule showing the purchases and sales of Common Stock of the Fund by the Soliciting Shareholder within the past two years.

The Soliciting Shareholder has made the decision to seek Board representation after an extended period of shares trading at substantial discount to NAV. Moreover, he believes that effective measures have not been taken by the investment manager nor has there been effective direction by the current Board to deal with the persistent discount to NAV at which the Fund's shares trade on the open market.

There are no contracts, arrangements, or understandings of any kind between the Soliciting Shareholder and any other person with respect to how shares of the Fund owned by that person might be voted.

REASONS FOR THE SOLICITATION

In my view, management has not taken meaningful steps to enhance stockholder value. For this reason, the purpose of this proxy is to solicit your vote to elect Ralph W. Bradshaw, William A. Clark, and Andrew Strauss to the Board of Trustees.

The election of these persons as trustees will provide stockholders with an independent voice on important matters affecting the Fund. Their election will give the Board a new perspective and will help assure that measures intended to benefit stockholders are more actively considered. These measures may include but are not limited to:

 - Enhancing both net asset value and market value of the Fund's shares through aggressive, perpetual buybacks of shares in the market;

 - Encouraging greater stockholder guidance to the Board, enhancing its ability to act in the best interests of stockholders.

If you share these goals, I urge you to vote, using the enclosed [GREEN] proxy card.



CERTAIN CONSIDERATIONS

In deciding whether to give the Soliciting Shareholder your proxy, you should consider the following information.

Even if these nominees are elected, there can be no assurance that the full Board of Trustees will take any actions that they may advocate or that such actions, if taken, will achieve their intended goals. These nominees will, if elected, represent only three of the Fund's eight trustees, absent the resignation of any other trustees.

Implementation of certain Board actions may require stockholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by stockholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of stockholders.

The Soliciting Shareholder believes that all stockholders of the Fund will benefit if any actions taken to improve stockholder value or to reduce or eliminate the discount from NAV are successful.


ELECTION OF TRUSTEES

There are eight members in the current Board of Trustees.

At the meeting, stockholders will have the opportunity to elect three persons as trustees of the Fund to serve for a three-year term and until their successors shall have been elected and qualified.

The Soliciting Shareholder intends to nominate the following persons for election as trustee of the Fund to serve until the Fund's annual meeting in 2003. Information about the nominees is as follows:



Name, Business Address       Age       Principal Business Occupations


Ralph W. Bradshaw             49
One West Pack Square
Suite 750
Asheville, NC  28801                  Mr. Bradshaw has served as a Consultant
                                      to Deep Discount Advisors, Inc. and Ron
                                      Olin Investment Management Company, who
                                      are registered investment advisors
                                      specializing in closed-end fund
                                      investments, for over five years.
                                      In previous years, he has held
                                      various managerial positions.
                                      Mr. Bradshaw currently serves as a
                                      Director on the Boards of Clemente
                                      Strategic Value Fund, Austria Fund,
                                      Central European Value Fund, and
                                      Portugal Fund, all NYSE-listed
                                      closed-end funds.

Number of Shares Owned Directly or
Indirectly As of ___________, 2000    ________

William A. Clark              54
One West Pack Square
Suite 777
Asheville, NC 28801
                                      Consultant with Discount Advisors, Inc.,an investment advisory firm; Director of Clemente Strategic Value Fund,
                                      Austria Fund, Inc., Central European
                                      Value Fund, Inc., and Portugal
                                      Fund, all NYSE-listed
                                      closed-end funds.

Number of Shares Owned Directly or
Indirectly As of ___________, 2000    ________

Andrew Strauss                45
77 Central Avenue
Suite F
Asheville, NC 28801
                                      Attorney and senior member of Strauss
                                      And Associates, P.A., attorneys, previous
                                      President of White Knight Healthcare, Inc.
                                      And LMV Leasing, Inc. a wholly owned
                                      Subsidiary of Xerox Credit Corporation;
                                      Director of Clemente Strategic Value Fund,
                                      Central European Value Fund, Inc., and
                                      Portugal Fund, all NYSE-listed
                                      closed-end funds.

Number of Shares Owned Directly or
Indirectly As of ___________, 2000    ________

Other than fees that may be payable by the Fund to its trustees, the nominees named above have no arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund.

The persons named as proxies in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote IN FAVOR of the election of the nominees named above. Each of the nominees has consented to stand for election and to serve if elected. If a nominee is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, as is designated by the persons named as proxies.

Information regarding the persons now serving as trustees and officers of the Fund, and additional information regarding the Fund, is contained in the Fund's proxy statement.








PRINCIPAL HOLDERS OF VOTING SECURITIES

The Fund's proxy shows Deep Discount Advisors, Inc. and Ron Olin Investment Management Company as beneficial owners of ___% and ___% respectively of the Fund's outstanding shares. Both Ralph Bradshaw and William Clark are former employees and currently consultants to Deep Discount Advisors, Inc. They have been consultants to Ron Olin Investment Management Company since 1995. Neither company is a party to this solicitation and, as passive investors in the Fund's shares, they are not endorsing the candidacy of any of the Soliciting Shareholder's nominees. The Soliciting Shareholder knows of no other person who owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund that is not disclosed in the Fund's proxy statement.

THE SOLICITATION

Ralph W. Bradshaw, the Soliciting Shareholder, is making this solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed [GREEN] proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. The Soliciting Shareholder will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, the Soliciting Shareholder will personally bear all of the expenses related to this proxy Solicitation which are estimated to be approximately $25,000. Because I believe that the shareholders will benefit from this solicitation, I may seek reimbursement of these expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of solicitation expenses incurred by either the incumbent trustees or the Soliciting Shareholder.

The Soliciting Shareholder is not and, within the past year, has not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving the Soliciting Shareholder which relates to future employment by the Fund or any future transaction with the Fund.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact the Soliciting Shareholder at 828-255-4833.


ADDITIONAL PROPOSALS

The Soliciting Shareholder knows of no business that will be presented for consideration at the meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the meeting, it is the intention of the persons named as proxies on the enclosed [GREEN] proxy card to vote in accordance with his own best judgment on such matters.

The date by which a stockholder must submit a proposal to be presented at the 2001 Annual Meeting of Stockholders is set forth in the Fund's proxy statement.

Dated: May    , 2000


EXHIBIT 1   Purchases and Sales of Van Kampen Convertible Securities Fund Shares


SECURITIES OF THE FUND PURCHASED OR SOLD
WITHIN THE PAST TWO YEARS BY THE SOLICITING SHAREHOLDER

Date              No. of Shares
____________      ___  purchased
____________      ___  purchased




                              PROXY CARD

                    PROXY SOLICITED IN OPPOSITION
                   TO THE BOARD OF TRUSTEES OF THE
                  VAN KAMPEN CONVERTIBLE SECURITIES FUND, INC.
                        BY RALPH W. BRADSHAW

         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON ___________, 2000


The undersigned hereby appoints Thomas Westle, Lawrence Vincent, William Clark, and Ralph Bradshaw, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Van Kampen Convertible Securities Fund, Inc. (the "Fund") and to vote all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at _______ on ___________ at _____ a.m. (_______ time), and any adjournment or adjournments thereof.

Properly executed proxies will be voted (or the vote on such matters may be withheld on specific matters) in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the election of the nominees as trustee, ABSTAIN on proposal 2, and in the best discretion of the proxy holders as to any other matters. Please refer to the Proxy Statement for a discussion of the proposals.


(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [    ].)

1. To elect three (3) Class III Trustees by holders of Common Shares. The nominees are:


      RALPH W. BRADSHAW, WILLIAM A. CLARK, and ANDREW STRAUSS


FOR THE NOMINEE  [   ]      WITHHOLD  [   ]


THE SOLICITING SHAREHOLDER URGES YOU TO VOTE "FOR" THE ELECTION OF THESE
NOMINEES


2. To ratify the selection of __________________________ for the fiscal year ending December 31, 2000.

FOR  [   ]      AGAINST  [   ]      ABSTAIN  [   ]

THE SOLICITING SHAREHOLDER IS NOT MAKING A RECOMMENDATION ON PROPOSAL TWO. IF NO DIRECTION IS MADE, THE SOLICITING SHAREHOLDER WILL VOTE "ABSTAIN" ON PROPOSAL TWO.



IMPORTANT - - PLEASE SIGN AND DATE BELOW

SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED ABOVE IN PROPOSAL 1 AND WILL ABSTAIN FROM VOTING ON PROPOSAL 2. ANY AND ALL OTHER PROPOSALS WILL BE VOTED BY THE PROXYHOLDERS IN THE BEST INTERESTS OF STOCKHOLDERS AS DETERMINED BY THE SOLE JUDGEMENT OF THE PROXYHOLDERS AT THE TIME OF THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED _________, 2000, OF RALPH W. BRADSHAW AND THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE HEREOF.

(IMPORTANT     -     PLEASE FILL IN DATE)

This proxy card is provided by Ralph W. Bradshaw, a shareholder of the Fund.

Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer.

If a partnership, please sign in partnership name by authorized person.

SIGNATURE(S)_____________________________________________Dated:_______________

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.